UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 28, 2008

Date of Report (Date of Earliest Event Reported)

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	000-52498	38-3737811
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1880 Century Park East, Suite 800

Los Angeles, CA 90067

(Address of Principal Executive Offices) (Zip Code)

(310) 277-2265

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition. *

The presentation materials furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K will be used in connection with the presentation described in Item 7.01 to this Current Report on Form 8-K and are herein incorporated by reference.

Item 7.01	Regulation FD Disclosure. *

C. G. Kum, chief executive officer, and Romolo Santarosa, chief financial officer of First California Financial Group, Inc. (“First California”), will make a presentation on July 30, 2008 at 2:00 p.m. EDT in New York, New York at the Keefe, Bruyette & Woods Ninth Annual Community Bank Investor Conference.

Media representatives, analysts and the public are invited to view Mr. Kum and Mr. Santarosa’s presentation via webcast at http://cc.talkpoint.com/KEEF001/072908a_ak/. The conference will also be available in its entirety, both live and via replay at www.kbw.com. A link to the webcast and presentation materials will also be available on our investor relations website at www.fcalgroup.com.

Item 9.01	Financial Statements and Exhibits.*

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Copy of First California Financial Group, Inc. presentation

*	The information furnished under Item 2.02, Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of First California under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Copy of First California Financial Group, Inc. presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: July 28, 2008

FIRST CALIFORNIA FINANCIAL GROUP, INC.

By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Executive Vice President, Chief Financial Officer

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